EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the “Agreement”), dated as of September 18, 2008 is entered into by and between Energroup Holdings Corporation, a company organized and existing under the laws of the State of Nevada, with a principal executive office at No.9 Xin Yi Street, Ganjingzi District, Dalian City, Liaoning Province, PRC 116023 (“Company”), and Zhang Yizhao (aka Philips Zhang) (“Employee”) (collectively, the “Parties”), and shall become effective as of the date hereof (the “Effective Date”)

WITNESSETH:

WHEREAS, the Company is engaged in the business of producing, pack, selling, marketing and distributing fresh and processed meat products to customers in the People’s Republic of China (the “Business”);

WHEREAS, Employee has represented to Company that he has the experience, background and expertise necessary to enable him to be the Chief Financial Officer of the Company;

WHEREAS, based on Employee’s representation and the Company’s reasonable due diligence, the Company wishes to employ Employee as its Chief Financial Officer, and Employee wishes to enter into such employment with the Company and to enter into this Agreement; and

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein, and for other good and valuable consideration, the Parties hereby agree as follows:

1. DEFINITIONS. As used herein, the following terms shall have the following meanings:

1.1 “Affiliate” of a Person (the “Subject Person”) means any other Person directly or indirectly controlling, controlled by or under common control with the Subject Person, where “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise, and includes (a) ownership directly or indirectly of 50% or more of the shares in issue or other equity interests of such Person; (b) possession directly or indirectly of 50% or more of the voting power of such Person or (c) the power directly or indirectly to appoint a majority of the member of the board of directors or similar governing body of such Person, and the terms “controlling” and “controlled” have meaning correlative to the foregoing.

1.2 “Board” means the Board of Directors of the Company.

1.3 “Cause” shall have the meaning provided in Section 5.1.

1.4 “Confidential Information” shall have the meaning provided in Section 7.1.

1.5 “Date of Termination” shall have the meaning provided in Section 5.4

1.6 “Disability” shall have the meaning provided in Section 5.2

1.7 “Early Termination” shall have the meaning provided in Section 5.3.

1.8 “Losses” shall have the meaning provided in Section 8.1.

1.9   “Notice of Termination” shall have the meaning provided in Section 5.4.

1.10   “Person”, for the purpose of this Agreement, means an individual, corporation, joint venture, enterprise, partnership, trust, unincorporated association, Limited Liability Company, government or any department or agency hereof, or any other entity.

1.11   “Prospective Customer” means any Person whom has either (a) entered into a nondisclosure agreement with the Company or its subsidiary or Affiliate; or (b) has received a reasonably detailed written proposal from the Company or its subsidiary or Affiliate, and such Person has not yet rejected such proposal.

1.12 “Salary” shall have the meaning provided in Section 4.1.

1.13   “Term” shall have the meaning provided in Section 3.

2. EMPLOYMENT.

2.1 Agreement to Employ. As of the Effective Date, the Company hereby agrees to employ Employee, and Employee hereby accepts such employment, subject to the provisions of this Agreement, as an officer and employee of the Company.

2.2 Duties and Schedule. Employee shall serve as the Chief Financial Officer of the Company. In such position, Employee shall have such responsibilities as designated by the Company’s Chief Executive Officer and/or the Board that are not inconsistent with applicable laws, regulations and rules. Employee shall report directly to the Company’s Chief Executive Officer and/or the Board.

2.3 Specific Powers. In addition to the responsibilities described above in Section 2.2, the Employee, so long as the Employee shall act in the capacity as Chief Financial Officer of the Company, shall have the following specific powers:

2.3.1 The Chief Financial Officer shall oversee and have direct responsibility over any Company employee or external consultant who is involved with the Company’s financial affairs; and

2.3.2 The Chief Financial Officer shall:

Employment Agreement

2.3.2.1 have the authority to approve any single payment, or notified of any acceptance of a liability, by the Company in excess of RMB 450,000; and

2.3.2.2 have the authority to approve cumulative payments, or be notified of any acceptance of liabilities, by the Company (or any subsidiary or affiliate) in excess of RMB 450,000 in any given month.

3. TERM OF EMPLOYMENT. Subject to the provisions of Section 5 of this Agreement, this Agreement shall be effective for a period commencing on the Effective Date and ending on the day immediately preceding the Third (3rd) anniversary of the Effective Date (the “Term”).

4. COMPENSATION.

4.1 Salary. During the Term, the Company shall pay Employee a salary at the annual rate of One Hundred Eighty Thousand U.S. Dollars ($180,000) (the “Salary”), payable in monthly installments of Fifteen Thousand Dollars ($15,000); provided however, the Employees Salary shall be paid in RMB at the applicable inter-bank exchange rate at the time of each monthly installment. The Board may from time to time review and increase (but not decrease) the Employee’s Salary in its sole discretion. A discretionary bonus, if any, may be paid each year at the sole discretion of the Board or compensation committee thereof (if applicable).

4.2 Vacation. Employee shall be entitled to fifteen (15) days annual paid vacation in accordance with the vacation accrual policy of the Company, in additional to the official regulatory holidays.

4.3 Business Expenses. During the Term, the Company in accordance with Company policies shall reimburse all business expenses incurred by Employee in the performance of his duties hereunder.

5. TERMINATION. Notwithstanding any other provision of this Agreement:

5.1 For Cause by the Company. The Company hereunder, may terminate the Term, and the Employee’s employment at any time for “Cause” (as defined below) upon delivery of a “Notice of Termination” (as defined in Section 5.4) by the Company to Employee, in which the cause or reason of such termination is stated. For purposes of this Agreement, “Cause” means, in each case, as reasonably determined by the Board: (i) conviction of, or entry of a pleading of guilty or no contest by, Employee with respect to a felony or any lesser crime of which fraud or dishonesty is a material element; (ii) Employee's willful dishonesty towards the Company; (iii) Employee's willful and continued failure to perform substantially all of his duties with the Company, or a failure to follow the lawful direction of the Board after the Board delivers a written demand for substantial performance and Employee neglects to cure such a failure to the reasonable satisfaction of the Board within fifteen (15) days following receipt of such written demand; (iv) Employee's material, knowing and intentional failure to comply with applicable laws with respect to the execution of the Company's business operations or his material breach of this Agreement; (v) Employee's theft, fraud, embezzlement, dishonesty or similar conduct which has resulted or is likely to result in material damage to the Company or any subsidiaries and Affiliate; or (vi) Employee's habitual intoxication or continued abuse of illegal drugs which materially interferes with Employee's ability to perform his assigned duties and responsibilities.

Employment Agreement

If Employee is terminated for Cause pursuant to this Section 5.1, he shall be entitled to receive only his Salary and authorized benefits through the date of termination and he shall have no further rights to any compensation (including any Salary or discretionary bonus) or any other benefits under this Agreement. All other benefits, if any, due to Employee following Employee’s termination of employment for Cause pursuant to this Section 5.1 shall be determined in accordance with the plans, policies and practices of the Company; provided, however, that Employee shall not participate in any severance plan, policy or program of the Company.

5.2 Disability or Death. The Term and Employee’s employment hereunder, shall terminate immediately upon his death or following delivery of a Notice of Termination by the Company to Employee if Employee becomes physically or mentally incapacitated and is therefore unable for a period of ninety (90) consecutive days (such incapacity is hereinafter referred to as “Disability”). Upon termination of Executive’s employment hereunder for either Disability or death, Employee or Employee’s estate (as the case may be) shall be entitled to receive his Salary through the date of termination, any earned but unpaid vacation, and all other compensation and benefits that were vested through the date of Disability or death. All other benefits, if any, due Employee following the Employee’s termination for Disability or death shall be deterred in accordance with the plans, policies and practices of the Company, provided, however, that Employee (or his estate, as the case may be) shall not participate in any severance plan, policy or program of the Company.

5.3 Early Termination. Both the Company and the Employee may terminate the employment hereunder by delivery of written notice to the other party at least thirty (30) days prior to termination date (“Early Termination”). Upon the effective date of the Early Termination, Employee shall be entitled to (a) accrued and unpaid vacation through such Early Termination date; and (b) all other compensation and benefits that were vested through such Early Termination date.

5.4  Notice of Termination. The “Date of Termination” shall mean the applicable date on which the Employee’s employment is terminated under this Agreement. Any purported termination of employment by the Company or Employee (other than on account of the death of Employee) shall be communicated by a written Notice of Termination to Employee or the Company, respectively, delivered in accordance with Section 8.4 hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon, the date of termination, and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of employment under the provision so indicated. The date of termination of Employee's employment shall be the date so stated in the Notice of Termination and shall be no less than thirty (30) days following the delivery of a Notice of Termination; except that in the case of a termination by the Company for Cause in accordance with the terms of Section 5.1 hereof, in which case the date of termination of Employee’s employment may be, at the sole discretion of the Company, be the same date as the delivery of the Notice of Termination.

Employment Agreement

5.5 Payment. The Employee shall not be entitled to severance payments upon any termination provided in Section 5 herein. Except as otherwise provided in this Agreement, any payments to which the Employee shall be entitled under this Section 5, including, without limitation, any economic equivalent of any benefit, shall be made as promptly as possible following the Date of Termination, but in no event more than thirty (30) days after the Date of Termination. If the amount of any payment due to the Employee cannot be determined within thirty (30) days after the Date of Termination, such amount shall be reasonably estimated on a good faith basis by the Company, and such estimated amount shall be paid no later than thirty (30) days after such Date of Termination. As soon as practicable thereafter, the final determination of the amount due shall be made and any adjustment requiring a payment to the Employee shall be made as promptly as practicable. The payment of any amount under this Section 5 shall not affect Employee’s rights to receive any workers’ compensation benefits.

6. EMPLOYEE’S REPRESENTATION. The Employee represents and warrants to the Company that: (a) he is not subject to any contractual, fiduciary or other obligation which may affect the performance of his duties under this Agreement; (b) he has terminated any and all contractual obligation which may affect his performance under this Agreement; and (c) his employment with the Company shall not require him to use or disclose proprietary or confidential information of any other person or entity.

7. NON-COMPETITION: NON-DISCLOSURE; INVENTIONS.

7.1 Confidential Information. Employee acknowledges that his employment position with the Company is one of trust and confidence. Employee further understands and acknowledges that, during the course of Employee's employment with the Company, Employee will be entrusted with access to certain confidential information, specialized knowledge and trade secrets which belong to the Company, its subsidiaries or Affiliate, including, but not limited to, their methods of operation and developing customer base, its manner of cultivating customer relations, its practices and preferences, current and future market strategies, formulas, patterns, patents, devices, secret inventions, processes, compilations of information, records, and customer lists, all of which are regularly used in the operation of their business and which Employee acknowledges have been acquired, learned and developed by them only through the expenditure of substantial sums of money, time and effort, which are not readily ascertainable, and which are discoverable only with substantial effort, and which thus are the confidential and the exclusive property of the Company and its subsidiaries (“Confidential Information”). Employee covenants and agrees to use his best efforts and utmost diligence to protect those Confidential Information from disclosure to third parties. Employee further acknowledges that, absent the protections afforded the Company and its subsidiaries in Section 7, Employee would not be entrusted with any of such Confidential Information. Accordingly, Employee agrees and covenants as follows:

Employment Agreement

7.1.1 Employee agrees (whether during or after Employee’s employment with the Company) not to issue, circulate, publish or utter any false or disparaging statements, remarks or rumors about the Company, or its officers, directors, managers or shareholders of the Company or its subsidiaries and Affiliates unless giving truthful testimony under subpoena;

7.1.2 During the period of Employee's employment with the Company and for five (5) years immediately following the termination of such employment, Employee shall not disclose or reveal to any person, firm or corporation other than in connection with the business of the Company and its subsidiaries or as may be required by law, any Confidential Information used or useable by the Company or any of its subsidiaries, divisions or Affiliates (collectively the “Companies”) in connection with their respective businesses, known to Employee as a result of his employment by the Company, or other relationship with the Companies, and which is not otherwise publicly available. Employee further agrees that during the Term and for five (5) years thereafter, he shall keep confidential and not disclose or reveal to any person, firm or corporation other than in connection with the business of the Companies or as may be required by applicable law, any information received by him during the course of his employment with regard to the financial, business, or other affairs of the Companies, their respective officers, directors, customers or suppliers which is not publicly available;

7.1.3 Upon the termination of Employee's employment with the Company, Employee shall return to the Company all documents, customer lists, customer information, product samples, presentation materials, drawing specifications, equipment and other materials relating to the business of the Companies, which Employee hereby acknowledges are the sole and exclusive property of the Companies. Nothing in this Agreement shall prohibit Employee from retaining any of his personal belongings and documents;

7.1.4 During the term of the Agreement and for a period of six (6) months immediately following the termination of the Employee's employment with the Company, Employee shall not compete, or participate as a shareholder, director, officer, partner (limited or general), trustee, holder of a beneficial interest, employee, agent of or representative in any business competing directly with the Companies without the prior written consent of the Company, which may be withheld in the Company’s sole discretion; provided, however, that nothing contained herein shall be construed to limit or prevent the purchase or beneficial ownership by Employee of less than five percent (5%) of any security registered under Section 12 or 15 of the Securities Exchange Act of 1934;

7.1.5 During the term of the Agreement and for a period of eighteen (18) months immediately following the termination of the Employee's employment with the Company, Employee shall not:

Employment Agreement

7.1.5.1 solicit or accept competing business from any customer of the Companies, or any person or entity known by Employee to be or have been, during the preceding eighteen (18) months, a customer or Prospective Customer of the Companies without the prior written consent of the Company;

7.1.5.2 encourage, request or advise any such customer or Prospective Customer of the Companies to withdraw or cancel any of their business from or with the Companies; or

7.1.5.3 conspire with any person employed by any of the Companies with respect to any of the matters covered by this Section 7;

7.1.5.4 encourage, induce or solicit any person employed by any of the Companies to facilitate Employee's violation of the covenants contained in this Section 7;

7.1.5.5 assist any entity to solicit the employment of any employee of any of the Companies; or

7.1.5.6 employ or hire any employee any of the Companies, or solicit or induce any such person to join the Employee as a partner, investor, coventurer, or otherwise encourage or induce them to terminate their employment with any of the Companies.

7.2 Employee expressly acknowledges that all of the provisions of this Section 7 of this Agreement have been bargained for and Employee's agreement hereto is an integral part of the consideration to be rendered by the Employee which justifies the rate and extent of the compensation provided for hereunder.

7.3 Employee acknowledges and agrees that a violation of any one of the covenants contained in this Section 7 shall cause irreparable injury to the Company, that the remedy at law for such a violation would be inadequate and that the Company shall thus be entitled to temporary injunctive relief to enforce that covenant until such time that a court of competent jurisdiction either (a) grants or denies permanent injunctive relief or (b) awards other equitable remedy as it sees fit.

7.4 Successors.

7.4.1 Employee. This Agreement is personal to Employee and without the prior express written consent of the Company, shall not be assignable by Employee, except the Employee’s rights to receive any compensation or benefits under this Agreement may be transferred or disposed of pursuant to testamentary disposition, intestate succession or a qualified domestic relations order or in connection with a Disability. This Agreement shall inure to the benefit of and be enforceable by Employee’s estate, heirs, beneficiaries, and/or legal representatives.

Employment Agreement

7.4.2 The Company. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

8. MISCELLANEOUS.

8.1 Indemnification. The Company and each of its subsidiaries shall, to the maximum extent provided under applicable law, indemnify and hold Employee harmless from and against any expenses, including reasonable attorney’s fees, judgments, fines, settlements and other legally permissible amounts (“Losses”), incurred in connection with any proceeding arising out of, or related to, Employee’s employment by the Company, other than any such Losses incurred as a result of Employee’s negligence or willful misconduct. The Company shall, or shall cause a subsidiary thereof to, advance to Employee any expenses, including attorney’s fees and costs of settlement, incurred in defending any such proceeding to the maximum extent permitted by applicable law. Such costs and expenses incurred by Employee in defense of any such proceeding shall be paid by the Company or applicable subsidiary in advance of the final disposition of such proceeding promptly upon receipt by the Company of (a) written request for payment; (b) appropriate documentation evidencing the incurrence, amount and nature of the costs and expenses for which payment is being sought; and (c) an undertaking adequate under applicable law made by or on behalf of Employee to repay the amounts so advanced if it shall ultimately be determined pursuant to any non-appealable judgment or settlement that Employee is not entitled to be indemnified by the Company or any subsidiary thereof. The Company shall provide Employee with coverage under all director’s and officer’s liability insurance policies which shall be in effect during the Term, with no deductible payable by Employee.

8.2 Applicable Law. Except as may be otherwise provided herein, this Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, applied without reference to principles of conflict of laws.

8.3 Amendments. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors or legal representatives.

8.4 Notice. For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally, if delivered by overnight courier service, if sent by facsimile transmission or if mailed by registered mail, return receipt requested, postage prepaid, addressed to the respective addresses or sent via facsimile to the respective facsimile numbers, as the case may be, as set forth below, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt; provided, however, that (i) notices sent by personal delivery or overnight courier shall be deemed given when delivered; (ii) notices sent by facsimile transmission shall be deemed given upon the sender's receipt of confirmation of complete transmission, and (iii) notices sent by United States registered mail shall be deemed given seven (7) days after the date of deposit in the United States mail.

Employment Agreement

If to the Employee:

Zhang Yizhao
Room 1-2, Unit B, Building #11,
Fuali Estate, Chunde Street,
Dalian, Liaoning Province, China 116001

If to the Company:

No.9 Xin Yi Street, Ganjingzi District, Dalian City, Liaoning province,
PRC 116023
Tel: 86 411 8671 6696
Attn: Mr. Shi Huashan

With a copy to (which shall not constitute notice):

Edgar Park, Esq.
Richardson & Patel LLP
10900 Wilshire Blvd., 5th Floor
Los Angeles, CA 90024

8.5 Withholding Taxes. The Company may withhold from any amounts payable under this Agreement, such national, provincial, local and foreign taxes as may be required to be withheld pursuant to any applicable law or regulation.

8.6 Severability. In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, each such provision shall be processed with whatever deletion or modification is necessary so that the provision is otherwise legal, valid and enforceable and gives effect to the commercial intention of the parties. To the extent it is not possible to delete or modify the provision, in whole or in part, then such provision or part of it shall, to the extent that it is illegal, invalid or unenforceable, be deemed not to form part of this Agreement and the validity, legality and enforceability of the remaining provisions of this Agreement shall, subject to any deletion or modification made hereunder, not be affected.

8.7 Entire Agreement. This Agreement contains the entire agreement among the Parties concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the Parties with respect thereto.

8.8 Survivorship. The respective rights and obligations of the Parties hereunder shall survive any termination of this Agreement or the Employee’s employment hereunder to the extent necessary to the intended preservation of such rights and obligations.

Employment Agreement

8.9 Waiver. Either Party's failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, or prevent that party thereafter from enforcing each and every other provision of this Agreement.

8.10 Joint Efforts/Counterparts. Preparation of this Agreement shall be deemed to be the joint effort of the Parties hereto and shall not be construed more severely against any party. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

8.11 Representation by Counsel. Each Party hereby represents that it has had the opportunity to be represented by legal counsel of its choice in connection with the negotiation and execution of this Agreement.

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Employment Agreement

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

EMPLOYEE:

Zhang Yizhao

ENERGROUP HOLDINGS CORPORATION

Shi Huashan
Chief Executive Officer

Employment Agreement